Exhibit 10.1

                      THIRD MODIFICATION TO LOAN AGREEMENT

     By this Third Modification to Loan Agreement ("Third Modification") made and entered into as of the 1st day of November, 2007, by and among GLOBAL AIRCRAFT SOLUTIONS, INC., FKA RENEGADE VENTURE CORPORATION, a Nevada corporation, whose address is P.O. Box 23009, Tucson, Arizona 85734-3009, WORLD JET CORPORATION, a Nevada corporation, whose address is P.O. Box 23009, Tucson, Arizona 85734-3009, and HAMILTON AEROSPACE TECHNOLOGIES, INC., a Delaware corporation, whose address is P.O. Box 23009, Tucson, Arizona 85734-3009 (collectively, "Borrower"), and M&I MARSHALL & ILSLEY BANK, a banking corporation organized and existing under the laws of the State of Wisconsin ("Lender"), whose address is c/o Commercial Loan Department, One East Camelback, Phoenix, Arizona 85012, for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows:

SECTION 1. RECITALS

     1.1 Lender and Borrower have entered into that certain Loan Agreement, dated as of the 5th day of May, 2005 (the "Initial Loan Agreement"), as amended by that certain First Modification to Loan Agreement dated December 9, 2005 between Lender and Borrower, as further amended by that certain Second Modification to Loan Agreement dated September 20, 2007 between Lender and Borrower (the Initial Loan Agreement, together will all modifications, including the modifications contained in this Third Modification, is referred to herein as the "Loan Agreement"), and Lender and Borrower wish by this Third Modification to amend the Loan Agreement, and certain other Loan Documents, as provided herein.

     1.2 WHEREAS, defaults under the Loan Agreement have occurred as a result of
(i) the failure of Borrower to maintain the required quick ratio of .90 to 1.0 as of March 31, 2007, June 30, 2007 and September 30, 2007, for which Borrower maintained a quick ratio of .71 to 1.0, .69 to 1.0 and .82 to 1.0, respectively (the "Existing Covenant Default"), (ii) the failure of Borrower to maintain the amounts drawn under the Line of Credit to be less than the Borrowing Base for the month ended September 30, 2007 and failure to provide a Certification and Reconciliation of Borrowing Base for the month ended September 30, 2007 (collectively the "Existing Margin Defaults" and collectively with the Existing Covenant Default, the "Existing Defaults").

     1.3 WHEREAS, as a result of the Existing Defaults, Lender has the right to accelerate the maturity of all of the Loans, and the right to do all of the following: (i) foreclose on the Collateral; (ii) pursue legal action to collect on all amounts due and owing under the Loan Documents; and (iii) pursue all other rights and remedies available to it under the terms of the Loan Documents or at law or equity.

     1.4 WHEREAS, Borrower has requested Lender to waive the Existing Defaults, and Lender has agreed to do so on the terms and conditions of this Third Modification.

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SECTION 2. DEFINITIONS

     2.1 Capitalized Terms. The capitalized terms used in this Third Modification shall have the meanings given to them in the Loan Agreement, unless otherwise defined herein or unless the context dictates otherwise.

SECTION 3. MODIFICATIONS

     3.1 Definition of "Note". The definition of "Note" in the Loan Agreement is hereby amended and restated as follows:

          "Note: The Amended and Restated Line of Credit Note, and any notes executed in furtherance of any other Loan, severally and collectively."

     3.2 Amount of Line of Credit. The words and figure "FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00)" as they appear in Paragraphs 1.1 and 3.2 of the Loan Agreement, and in the first paragraph of the Line of Credit Note on page one, are deemed changed to read: "FOUR MILLION EIGHT HUNDRED SEVENTY TWO THOUSAND AND NO/100 DOLLARS ($4,872,000.00)". The figure "$5,000,000.00" as it appears at the top of page one of the Line of Credit Note is deemed changed to read:
"$4,872,000.00". Paragraph 3.1 of the Loan Agreement is deleted and replaced with the following:

          "3.1 Line of Credit. Subject to the conditions herein set forth, Lender agrees to loan to or for the benefit of Borrower, and Borrower agrees to draw upon and borrow, in the manner and upon the terms and conditions herein expressed, amounts that shall not exceed at any time the lesser of (i) the "Borrowing Base" or (ii) the difference between (a) FOUR MILLION EIGHT HUNDRED SEVENTY TWO THOUSAND AND NO/100 DOLLARS ($4,872,000.00) and (b) the total amount of all Letters of Credit Facilities outstanding or which Lender is obligated to provide (the "Line of Credit")."

     3.3 Maturity Date of Line of Credit. The date "October 31, 2007" as it appears in Paragraph 3.7 of the Loan Agreement, and as it appears in Paragraph B on page one of the Line of Credit Note, is deemed changed to read: "January 31, 2008".

     3.4 Interest Rate on Line of Credit. The words and figure "three percent (3.00%)" as they appear in Paragraph A on page one of the Revolving Line of Credit note are deemed changed to read: "five percent (5.00%)".

SECTION 4. COVENANTS

     Borrower covenants and agrees with Lender as follows, all to be accomplished on or before the execution of this Third Modification unless otherwise indicated.

     4.1 No Event of Default. Other than the Existing Defaults, there shall exist no Event of Default and no event or condition which with the lapse of time or the giving of notice or both would result in an Event of Default.

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     4.2 Credit Cards. Borrower agrees to timely pay in full each month, commencing November 30, 2007, each of its credit cards it maintains with Lender, and acknowledges that failure to make timely payments shall be deemed to be an Event of Default.

     4.3 Press Release. Borrower has not made and will not make any press release or public statement regarding this Third Modification or the transactions referred to herein, or regarding anything else and which refers to Lender or any officer or director of Lender.

SECTION 5. ACKNOWLEDGEMENTS

     5.1 Acknowledgement. Borrower hereby acknowledges and agrees that (i) the Indebtedness is just, due and owing, without offset or reduction, (ii) the Loans and all Loan Documents were duly authorized and executed by Borrower, and are fully enforceable against Borrower strictly in accordance with their terms, and
(iii) the Indebtedness and the Loans and the Loan Documents have not and will not result in any breach of or violate or constitute a default under any mortgage, bylaws, operating agreements, deed of trust, loan or credit agreement, articles of partnership, formation or incorporation, or other instruments to which Borrower is a party or by which Borrower is or will be bound or affected

SECTION 6. WAIVER OF EXISTING DEFAULTS

     6.1 Waiver. Borrower acknowledges that the Existing Defaults have occurred and continue to exist. Upon the terms and conditions set forth in this Third Modification, the Lender hereby waives (a) the Existing Covenant Default, but only with respect to the ratios provided to Lender by Borrower for the periods ending March 31, 2007, June 30, 2007 and September 30, 2007, and not for any inaccuracies in the reported ratios, and (b) the Existing Margin Defaults from the date of this Third Modification through October 31, 2007, provided that (i) the amounts drawn under the Line of Credit that exceed the Borrowing Base do not equal or exceed $1,500,000.00 during any of the months ending July 31, 2007, August, 31, 2007, September 30, 2007 or October 31, 2007, and (ii) there is no other Event of Default then existing under the Loan Documents. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

SECTION 7. GENERAL

     7.1 Full Force and Effect. Except as otherwise provided herein, the Initial Loan Agreement and all other Loan Documents shall continue in full force and effect, unaffected or modified by the terms and conditions of this Third Modification. This Third Modification shall be attached to and deemed a part of the Initial Loan Agreement.

     7.2 Counterparts and Facsimiles. This instrument may be signed in one or more counterparts, all of which when taken together shall constitute one and the same instrument. Signatures transmitted by facsimile shall bind the parties signing.

     7.3 Costs and Fees. Borrower will upon the execution of this Third Modification pay to Lender (i) all costs, fees and expenses (including without limitation attorneys' fees) incurred by Lender in connection with this Third Modification, and (ii) a non-refundable and fully earned extension fee in the amount of $50,000.00.

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     7.4 Ratification. All Loan Documents previously executed by Borrower, or purported to be executed in the name of Borrower, are hereby authorized, ratified and adopted by Borrower.

     7.5 Representations and Warranties. Borrower represents and warrants to Lender as follows, except as otherwise specifically set forth in this Third
Modification: (i) the statements contained in the Recitals are true and correct; and the statements, representations and warranties of Borrower contained herein and in the other Loan Documents and all information supplied or to be supplied by Borrower was and will be true and correct as of the date hereof and as of the date supplied; (ii) the consummation of this Third Modification and the performance of the obligations hereunder and under the other Loan Documents have been authorized by all necessary parties, persons and entities and have not and will not result in any breach of, or violate or constitute a default under, any mortgage, deed of trust, loan or credit agreement, articles of partnership, formation or incorporation, trust agreements, bylaws, operating agreements, partnership agreements or other instruments to which any of the parties hereto is a party or by which any of the parties hereto may be bound or affected; and
(iii) Borrower has the right to grant and assign to Lender all rights, title and interest herein contemplated.

     7.6 Entire Agreement. This Third Modification and the other Loan Documents contain the entire agreement between the parties with respect to the transactions referenced herein and therein and supersede all previous written or oral negotiations, commitments and writings.

     7.7 Additional Documents. Borrower agrees to (i) execute such additional and further documents as Lender shall require to carry out the intent of the parties contained herein or in any other Loan Document, and/or to maintain, preserve or perfect any security interest or lien of Lender in any item of Collateral, and (ii) provide such corporate and other non-individual certificates as Lender shall require to evidence authority to execute this Third Modification and all other Loan Documents.

     7.8 Release. Borrower hereby fully, finally, absolutely, and forever releases and discharges Lender and its present and former directors, shareholders, officers, employees, agents, representatives, attorneys, successors, assigns, and affiliates, and their separate and respective heirs, personal representatives, attorneys, successors, assigns, and affiliates, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits of customer, of whatever kind or nature, in law or equity, whether now known or unknown to Borrower, and whether contingent or matured: (a) in respect of the Loan Documents, or the actions or omissions of Lender in respect of the Loan Documents; and (b) arising from events occurring prior to the date of this Third Modification. The foregoing release and discharge shall be deemed renewed, automatically and without further action of customer, as of the date of each Advance of loan proceeds under the Line of Credit.

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     7.9 Miscellaneous. Borrower further agrees as follows:

               (a) In the event any provision of this Third Modification shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not affect the validity or enforceability of any other provision hereof.

               (b) This Third Modification shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided that Borrower may not voluntarily assign any right or interest hereunder.

               (c) Each of the representations, warranties and covenants described in this Third Modification shall survive the execution of this Third Modification and shall continue until the Loans are paid in full.

               (d) This Third Modification shall be governed by the laws of the State of Arizona.

               (e) Whenever used the singular number shall include and be applicable to the plural, and the plural the singular, and the use of any gender shall include and be applicable to all genders.

               (f) Time is of the essence hereunder.






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

     DATED as of the day and year written above.

                                               GLOBAL AIRCRAFT SOLUTIONS, INC.,
                                               FKA RENEGADE VENTURE CORPORATION,
                                               a Nevada corporation

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                               WORLD JET CORPORATION, a Nevada
                                               corporation

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                               HAMILTON AEROSPACE TECHNOLOGIES,
                                               INC., a Delaware corporation

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                                                        BORROWER

                                               M&I MARSHALL & ILSLEY BANK, a
                                               banking corporation organized and
                                               existing under the laws of the
                                               State of Wisconsin

                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________


                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                                                          LENDER






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